                                                                    Exhibit 10.5

                              CONSULTING AGREEMENT

PREAMBLE: This is an Agreement ("Agreement"), dated May 3, 2002 and effective as of May 3, 2002 ("Effective Date") between George L Down, an individual with his address at 27 Lakeview Circle, Columbia, SC 29206 ("Consultant") and ADVA International Inc., 454 South Anderson Road, Suite 214, Rock Hill, SC (together with its wholly owned subsidiary Global Information Group USA, Inc ("GIG") known hereinafter as "ADVA" or "Client")

PURPOSE: Client wishes to retain the services and expertise of George L Down ("Consultant") to advise and consult Client in such business and management matters relative to Client's Business as will be found in Exhibit A, attached Specification, and Consultant is willing to provide such services.

1. Consultant agrees, subject to Section 7, that for a period of six (6) months commencing with the Effective Date of this Agreement ("Employment Period"), he will, consistent with any other obligations, render to Client such consulting services on a retainer basis as Client may request relating to the definition of the Client's business set forth in Exhibit A. Consultant shall not be required at any time to render service that would conflict with obligations of Consultant undertaken prior to the request for such services by Client.

2. Client agrees to reimburse Consultant for such consulting services at the rates and terms shown in Exhibit B attached, Compensation. Consultant shall invoice Client for services rendered monthly and invoices shall be payable upon receipt. Invoices shall include work provided and a brief description of the services rendered. Upon adequate substantiation, Client will reimburse Consultant for all reasonable travel and other expenses incurred by Consultant on the behalf of, and requested by Client. Prior written approval (for this purpose, confirmed e mail or telefax shall suffice) by Client's designated representative shall be required for all travel outside the state of North and South Carolina in connection with this Agreement.

3. Consultant is empowered as President of GIG and shall act as an Officer and Secretary of Client and Consultant may make representations as such of Client. Consultant shall furnish private insurance and be responsible for all taxes as an independent Consultant. Client shall be responsible for providing any professional or business liability insurance directly related to functions requested of the Consultant as such may be required by law or as prudent business practises would reasonably dictate. Consultant shall have authority on behalf of and at the behest of the Board of Directors to bind Client and or incur other obligations on behalf of Client.

4. Consultant will promptly disclose to Client each discovery which it reasonably believes may be new, available for patent or copyright, when conceived by it in carrying out the consulting services contracted for herein. Client shall have the right to file a patent or copyright application with Consultant or its employees listed as inventor, at Client's expense and on each discovery, and Consultant agrees to cooperate with Client and to execute all proper documents at the expense of Client to enable Client to obtain patent or copyright protection in the United States and foreign countries. Consultant agrees to assign all rights to each such patent or copyright application and patent or copyright to Client, but Consultant shall have free, non-exclusive and irrevocable license to use of the patent or copyright with the right to sublicense use in all areas except those of the Specification. In the event Client fails to file a patent application on any such discovery within six (6) months after written disclosure thereof to Client, Consultant shall have the right to file such, at Consultant's expense, in the United States and foreign countries. On each patent or copyright issuing from such application Client shall have a free, non-exclusive irrevocable license, with the right to sublicense, in the areas of the Specification.

5. In the event Client discloses information to Consultant that Client considers to be secret or proprietary and so notifies Consultant, Consultant agrees to hold the Proprietary Information in confidence and to treat the Proprietary Information with at least the same degree of care and safeguards that he takes with his own proprietary information. Consultant shall use proprietary Information only in connection with services rendered under this Agreement. Proprietary Information shall not be deemed to include information that (a) is in or becomes in the public domain without violation of this Agreement by Consultant, or (b) is already in the possession of Consultant, as evidenced by written documents, prior to the disclosure thereof by Client, or (c) is rightfully received from a third entity having no obligation to Client and without violation of this Agreement by Consultant. Both Client and Consultant agree to execute a Mutual Non-Disclosure Agreement within three (3) business days of the Effective Date, which shall give effect to the terms of this section.

6. Consultant warrants that it is under no obligation to any other entity that in any way conflicts with this Agreement, that he is free to enter into this Agreement, and is under no obligation to consult for others in Client's business as defined in the Specification. Consultant shall not, during the term of this Agreement, perform consulting services for others in the areas of the Specification but shall have the right to perform consulting services for others outside the Specification.

7. The Company shall have the option to terminate the Agreement ("Company Termination") for any reason, having provided 60 days advance written notice to the Consultant. The fee for termination prior to term shall be equal to three (3) months of Consultant's Retainer Fees as defined in Compensation. All outstanding and unreimbursed expenses shall be reimbursed within two (2) business days of the actual date of termination.

8. Any and all materials, equipment, computers, services, software or products provided for the Consultant by the Client are to be used solely in the commission of the Consultant's services for the Client and remain the sole property of the Client. Consultant agrees to return all such materials at the Client's expense and specification within ten
         (10) days of a written request to do so. Client shall not be held liable for any illegal use of said products or services, or use by the Consultant unrelated to Clients business, or any resulting legal action thereof.

9. The provisions of Section 5 hereof shall survive any termination of this Agreement for a period of two (2) years.

        In WITNESS WHEREOF, the parties have executed this Agreement:

FOR:           George L Down                                    FOR:        ADVA International Inc
                                                                            (Client)

Signed:        /s/George L. Down                                Signed:     /s/Ernst R. Verdonck
               ---------------------------------------------                -------------------------------------------
               George L Down                                                Ernst Verdonck, CEO and Chairman of the
               (Consultant)                                                 Board

Date:          May 03, 2002                                     Date:       May 03, 2002
               ---------------------------------------------                -------------------------------------------

WITNESS:
                   /s/C. Roger Jones
                   -----------------------------------------
                   C. Roger Jones, Non-Executive Director
                   of ADVA International

EXHIBIT A: SPECIFICATION

This Exhibit, effective as of May 3, 2002 by and between George L. Down ("Consultant") and ADVA International Inc ("Client") relative to an Agreement between the same dated May 3, 2002 ("Agreement").

The parties agree that:

1. Effect of Exhibit. This Exhibit is a modification of the Agreement only to the extent specifically provided. If there is any conflict between the terms of this Exhibit and the terms of the Agreement, the terms of this Exhibit shall control. Otherwise the terms of the Agreement shall remain in full force and effect as provided therein. Terms used in this Exhibit that are defined in the Agreement shall have the meanings given to them in the Agreement.

2. Definition of the Client's Business. The Client's business is, for the purposes of the Agreement and exhibits thereto, defined as the development and marketing of computer software utilized in the production of computer generated 3D models, animation and rendering as well as the delivery of services and materials in support thereof. If, within the term of this Agreement and in the course of Client's future business activities, the Client wishes to expand said definition, such changes must be agreed by the Consultant in advance, no reasonable agreement being withheld unless (a) said expansion shall conflict with current or planned activities of the Consultant in other venues or (b) said expansion shall be impossible for Consultant to agree due to work already contracted with other entities.

3. Work Made for Hire. All copyrights in the entire contents of the following Work(s): said list of Works to be found under Sec. 6 herein, - Scope of Work; shall be owned by the Client under the work made for hire provisions of the U.S. Copyright Act, 17 U.S.C.ss.101, et seq. since Work has been specially ordered or commissioned by the Client as a contribution to a collective work, as a compilation or as an audiovisual work, and this Exhibit expressly provides that such Work shall be a work made for hire; provided, however, that the copyrights in any of the Consultant's Content that is included in such Work shall, as between the Client and the Consultant, continue to be owned by the Consultant, and the Consultant shall continue to own all copyrights and other rights in the Consultant's Software used to create, and to operate such Work. Any materials, documents, plans or other information developed by the Consultant for other clients and/or not specific to the Client's business as described in the Specification hereto, that may be shared with the Client from time to time in the normal execution of this Agreement, shall remain the sole property of the Consultant.

4. Documents. The Consultant agrees to execute and deliver to the Client any documents, including any transfers or assignments of copyrights and other rights, that are reasonably requested by the Client in order to confirm or effectuate the Client's ownership of and the copyright to the Work(s) listed in Section 6 of this Exhibit subject to the limitations provided for in such Section.

5. Non-Disclosure. The Consultant shall not, without the express written consent of the Board of Directors or its designee, either during or after the termination of this Agreement:

         (i) divulge or communicate to any person or persons (except to officials of ADVA, or its affiliates); or
         (ii) use for his own purposes or for any purposes other than those of ADVA or its affiliates, any knowledge or information which the Consultant, acting reasonably, believes or should believe to be of a confidential nature which
            (A) relates to the business or affairs of ADVA, or any affiliate of ADVA or its subsidiaries;

            (B) relates to the workings of any process or invention which is carried on or used by ADVA, its subsidiaries or any affiliate of ADVA;
            (C) has been obtained from any third party on terms restricting its disclosure or use; or
            (D) relates to the clients or customers of ADVA, its subsidiaries or any affiliate of ADVA provided however, these restrictions shall cease to apply to any information or knowledge which may come into the public domain (otherwise than through unauthorized disclosure).

6. Scope of Work. The Consultant shall hold the title of President of Global Information Group USA Inc. ("GIG") a wholly owned subsidiary of ADVA for the term of this Agreement. This in no way obligates or binds Mr. Down as an employee of the Client and his relationship with Client shall be governed solely under the provisions of Section 3 of this Agreement.

     The scope of work to be delivered to the Client shall broadly encompass the following efforts and in all cases shall be specific to the Client's business as described in the Specification hereto:

     Employment Duties.
     -----------------

         GLOBAL INFORMATION GROUP USA INC. (GIG)     PRESIDENT/ DIRECTOR

    During the Employment Period, the Consultant agrees to serve as President of GIG and Secretary of ADVA, except as may be modified by the written agreement of the parties hereto. In his capacity as President of GIG, the Consultant shall promote the best interests of GIG, will be responsible for the day-to-day operations of GIG and shall perform such managerial duties and responsibilities for GIG, as may from time to time be assigned to him by the Board of Directors of both ADVA and GIG. The Consultant shall have supervision and control over and responsibility for all areas of operations; shall perform such other duties as may from time to time be assigned to him by the Board of Directors and/or the Chief Executive Officer ("CEO") of ADVA; and shall report directly to the CEO on a regular basis or as dictated by events, but in no case less frequently than every week. Reports shall be in a format to be determined by ADVA. The Consultant shall keep complete and accurate records which reflect the carrying out of his duties hereunder, shall keep the Board of Directors fully informed of developments relating to the carrying out of his duties hereunder and shall report on such at the request of the CEO.


6. Milestones. The establishment of milestones is not applicable to this document. However, any future milestones and time-sensitive plans, as such will be mutually agreed by Client and Consultant, shall be based on a Retainer of one hundred (100) hours per month and shall only anticipate and include Retainer Plus hours when specifically requested in writing by the BOD or its representative so designated. All dates and milestones shall be based on the timely completion of activities and delivery of any facilitating materials, documents, information and/or decisions in a timely manner by the Client.

7. Termination with Cause. Client may terminate this Agreement at any time for cause. The Consultant shall have no right to receive any future compensation as defined in attached Exhibit B, Compensation, for any period after termination for cause, excepting any monies due and owing for prior work and reimbursement for any approved and unreimbursed expenses. The term "for cause" shall include and shall be limited to the following events:
         (i) The Consultant or its management is convicted of a felony or other serious crime involving fraud, dishonesty or violence;

         (ii) The Consultant willfully and deliberately fails or refuses in a material respect to comply with a significant instruction of the Board of Directors of ADVA, provided the Consultant fails to cure such non-compliance within thirty (30) days after receiving written notice of such non-compliance, other than non-compliance due to Force Majeure (as defined in Sec. 6 - Exhibit C attached herewith), which willful failure results in, or which in the good faith judgment of the Board of Directors may result in demonstrable material injury and damage to the Client; or
         (iii) The Consultant willfully and deliberately makes material misrepresentations to the Board of Directors of ADVA.

     If Client's Board of Directors determines that Consultant's Retainer under this Agreement shall be terminated for cause, then the Board of Directors shall forthwith provide Consultant with a written notice of said determination. The notice shall contain a detailed statement of the facts, which constitute the particulars of the cause for termination.

In WITNESS WHEREOF, the parties have executed this Exhibit:

FOR:           George L Down                                    FOR:        ADVA International Inc
                                                                            (Client)

Signed:        /s/George L. Down                                Signed:     /s/Ernst R. Verdonck
               ---------------------------------------------                -------------------------------------------
               George L Down                                                Ernst Verdonck, CEO and Chairman of the
               (Consultant)                                                 Board

Date:          May 03, 2002                                     Date:       May 03, 2002
               ---------------------------------------------                -------------------------------------------

WITNESS:
                   /s/C. Roger Jones
                   -----------------------------------------
                   C. Roger Jones, Non-Executive Director
                   of ADVA International

EXHIBIT B: COMPENSATION, RATES, PAYMENT DETAILS, AND APPROVED EXPENSE REIMBURSEMENT

This Exhibit, effective as of May 1, 2002 by and between George L. Down ("Consultant") and ADVA International Inc ("Client") relative to an Agreement between the same dated April 30, 2002 ("Agreement").

The parties agree that:

1. Effect of Exhibit. This Exhibit is a modification of the Agreement only to the extent specifically provided. If there is any conflict between the terms of this Exhibit and the terms of the Agreement, the terms of this Exhibit shall control. Otherwise the terms of the Agreement shall remain in full force and effect as provided therein. Terms used in this Exhibit that are defined in the Agreement shall have the meanings given to them in the Agreement.

2.   Rates. Hourly rate as follows:

     i. Retainer. The Retainer fee for one hundred (100) hours per month will be billed at $62.50 per hour monthly and shall be payable upon receipt.
     ii. Additional Hours. The Retainer Plus (hereinafter defined as hours worked upon Client request in excess of one hundred (100) hours per month or, work requested over weekends/national holidays) fee will be billed at $ 87.50 per hour. If approved, Retainer Plus fees will be invoiced to the Company monthly post facto and payable upon receipt.
     iii. Travel. Time spent traveling on Client business will be billed at 50% of Retainer Fee for any domestic travel under six hours excepting the commute from Columbia SC to Rock Hill and return. If Client requests travel on US national holidays/weekends, the Retainer Plus fee shall apply in the same percentages herein. Any single travel day shall be billed at a maximum of six hours total, regardless of actual time spent by Consultant. All travel shall conform to the ADVA Corporate Practices Manual (TBA by the BOD).
     iv. Payment Details. Payment is on date due via company check two (2) business days from receipt of invoice. Approved business expenses shall be reimbursed monthly upon receipt of invoice in like manner.
     v. Guarantee - The Company guarantees the Retainer for one hundred (100) hours per month, regardless of Company usage of Consultant, changes of control, or other reasons. Any hours not used by Client will not carry over to following month.

3. Reimbursement. The Client agrees to reimburse the Consultant for any approved out-of-pocket expenses incurred upon the behalf of the Client upon presentation of valid documentation/sales receipts. Requests for approved out-of-pocket expenses shall be submitted monthly and are due upon receipt.
     i. In the case of any Client-requested travel, event participation fees or any expense which is anticipated to be in excess of $250- in toto; the Consultant reserves the right to request, and the Client agrees to disburse, said monies in advance of the travel, event or anticipated expenditure.
     ii. The Client agrees to reimburse the Consultant for any third party assistance, which the Client has instructed the Consultant to retain in the execution of this Agreement. Charges for third party assistance shall be submitted monthly and are due upon receipt. All reimbursements shall be executed by the Client under the same terms as found in Rates hereto.

4. Stock Options. The Consultant, or its designee, shall receive, on the Effective Date hereof, a stock option to purchase 50,000 shares of ADVA Common Stock, The option shall be granted pursuant to the ADVA 2001 Stock Option Plan as adopted.
         a. The exercise price shall be based on the per share market price on the date on which the options are granted by the Board of Directors (the "Grant Date"). Should the stock be non-trading or there is no price available at the Grant Date, the exercise price shall be set at the lesser of the last price quoted for ADII.OB on the Nasdaq
            OTC: BB or the first price set at the recommencement of trading on the same or other bourse.
         b. All options shall vest completely, regardless of employment status, 90 days from the Grant Date.
         c. Should the ADVA's stock be permanently de-listed, ADVA files for bankruptcy protection or undergoes a "change of control" as defined in the Securities and Exchange Act of 1933, as amended, all of the Consultant's granted options shall vest immediately and, upon exercise, the Consultant shall be entitled to all powers and rights in the stock thereto.


         In WITNESS WHEREOF, the parties have executed this Exhibit:

FOR:           George L Down                                    FOR:        ADVA International Inc
                                                                            (Client)

Signed:        /s/George L. Down                                Signed:     /s/Ernst R. Verdonck
               ---------------------------------------------                -------------------------------------------
               George L Down                                                Ernst Verdonck, CEO and Chairman of the
               (Consultant)                                                 Board

Date:          May 03, 2002                                     Date:       May 03, 2002
               ---------------------------------------------                -------------------------------------------

WITNESS:
                   /s/C. Roger Jones
                   -----------------------------------------
                   C. Roger Jones, Non-Executive Director
                   of ADVA International

                                      E-8

EXHIBIT C:  LIMITATION OF LIABILITY AND GENERAL PROVISIONS

This Exhibit, effective as of May 1, 2002 by and between George L. Down ("Consultant") and ADVA International Inc ("Client") relative to an Agreement between the same dated April 30, 2002 ("Agreement").

The parties agree that:

     1. Effect of Exhibit. This Exhibit is a modification of the Agreement only to the extent specifically provided. If there is any conflict between the terms of this Exhibit and the terms of the Agreement, the terms of this Exhibit shall control. Otherwise the terms of the Agreement shall remain in full force and effect as provided therein. Terms used in this Exhibit that are defined in the Agreement shall have the meanings given to them in the Agreement.

     2. Limitation of Liability. To the maximum extent permitted by applicable law, in no event shall the Consultant (excepting in the provisions of Section 5 hereunder), or its suppliers be liable for any special, incidental, indirect, or consequential damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or any other pecuniary loss) arising out of the failure to provide advice, support services or products, even if the Consultant has been advised of the possibility of such damages. In any case, the Consultant's entire liability under any provision of this Agreement shall be limited to the monetary fees charged for the specific advice, service or product in question as provided by this Agreement.

     3. Limitation of Claims. No claim, regardless of form, which in any way arises out of this Agreement or the parties' performance of this Agreement may be made, nor action based upon such a claim brought, by either party more than one (1) year after the termination of this agreement or basis for the claim becomes known to the party desiring to assert it, which ever is shorter.

     4. Fiduciary Duty to ADVA. During the period of hire and while Consultant is receiving payments pursuant to Exhibit B hereof, Consultant shall:

            i. Not conduct, engage in, assist or otherwise carry out, directly or indirectly, any act or action, which the Consultant, acting reasonably, believes or should believe, would be harmful or inimical to the interests of the Company, its Parent or its affiliates. For purposes of this Agreement, "affiliate" shall have the meaning ascribed thereto in Rule 405 of the Securities Act of 1933.
            ii. Provide, in a timely and true manner to the best of the
                Consultant's knowledge and ability, all material information and documents so requested by the Client or, its attorneys and auditors, if such, in the opinion of the Board of Directors, are necessary to the proper performance of ADVA in the reporting of its activities as may be required by any body or court of governmental jurisdiction.

         Any other provisions herein notwithstanding, the Client reserves the right to take any legal action, seek injunctive relief and/or monetary damages against the Consultant in the case that the Board of Directors discovers, in fact, that such activity as in Sec. 4(i) has been undertaken and/or upon Consultant's failure to perform as in Sec 4(ii) during the term of this Agreement.

     5. Force Majeure. Each party's performance of this Agreement is subject to interruption and delay due to causes beyond its reasonable control such as acts of God, acts of any government, war or other hostility, the elements, fire, explosion, power failure, equipment failure, industrial or labor dispute, inability to obtain necessary supplies, health, personal emergencies and the like. In the event of such interruption or delay, the period of performance shall be extended for a period of time equal to the interruption or delay; provided, however, that, if any such interruption or delay continues for more than ninety (90) days, the party whose performance is not affected may terminate this Agreement immediately upon giving written notice of termination to the other party.

     6.  General Provisions.
         a. Non-Assignability. This Agreement may not be assigned without the mutual written consent of both parties hereto.
         b. No Attachment. Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.
         c. Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the parties hereto.
         d. Headings and Captions. The headings and captions contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     7. Severability. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effort.

     8. Non-Waiver. Failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver neither of such provision nor of the right to enforce such provision or any other terms herein.

     10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following address or to such other address as either party may designate by like notice:

                           If to ADVA:
                           ----------
                           ADVA International Inc.
                           454 South Anderson Road, Suite 214, Rock Hill, SC
                           Facsimile: 803.327.7006
                           Attention: George L. Down

                           With a copy to:
                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Facsimile:  215.569.5555
                           Attention:  Barry H. Genkin, Esquire
                           or such other address as Client may designate, and if to Consultant:
                           --------------------
                           George L. Down
                           27 Lakeview Circle,
                           Columbia SC 29206
                           Facsimile: 803.738.3559


     11. Settlement of Disputes. Except for claims arising under Section 5 hereof, all claims, controversies, demands, disputes or differences between the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and determined by arbitration in accordance with this Section 11.

            i. In the event of such a claim, controversy, demand, dispute or difference, ADVA, on the one hand, and Consultant on the other hand, shall each select one arbitrator and shall together select a third arbitrator who is neutral and unbiased, and who shall serve as the chairman of the panel. If the parties are unable to agree upon the third arbitrator, or if one of the parties is unable or fails to select an arbitrator in accordance with this Section, the American Arbitration Association ("AAA") shall be designated by either party to appoint such arbitrator(s) to arbitrate the matter in accordance with this Section.
            ii. The matter shall be arbitrated under the commercial arbitration rules of the AAA then obtaining, such arbitration to be held in the City of Charlotte, North Carolina. At any time before a decision of the arbitration panel has been rendered, the parties may resolve the dispute by settlement. The decision of a majority of arbitrators shall be the award of the panel of arbitrators and shall be made in writing setting forth the award and the reasons for the decision. Such award shall be binding and conclusive on all parties, shall not be subject to appeal and may be enforced as such in accordance with the provisions of the award. This agreement to arbitrate is specifically enforceable by the parties to this Agreement.

     12. Governing Law. This Agreement has been executed and delivered in the State of South Carolina and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     13. Consent to Jurisdiction. Except as provided in Section 11 hereof, Consultant and ADVA irrevocably consent to the exclusive jurisdiction of the state and/or federal courts located in the District of South Carolina, in any action or proceeding pursuant to this Agreement and agree to service of process in accordance with Section 10 herein.

     14. Entire Understanding. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties or otherwise applicable to Consultant, with respect to the subject matter hereof.

         CONSULTANT AFFIRMS THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, AND THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS DOCUMENT. CONSULTANT STATES AND REPRESENTS THAT HE HAS BEEN ADVISED, AND HAD AN OPPORTUNITY, TO DISCUSS FULLY AND REVIEW THE TERMS OF THIS AGREEMENT WITH AN ATTORNEY. CONSULTANT FURTHER STATES AND REPRESENTS THAT HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS THE CONDITIONS HEREOF, FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS HIS OWN FREE ACT.

         In WITNESS WHEREOF, the parties have executed this Exhibit:

FOR:           George L Down                                    FOR:        ADVA International Inc
                                                                            (Client)

Signed:        /s/George L. Down                                Signed:     /s/Ernst R. Verdonck
               ---------------------------------------------                -------------------------------------------
               George L Down                                                Ernst Verdonck, CEO and Chairman of the
               (Consultant)                                                 Board

Date:          May 03, 2002                                     Date:       May 03, 2002
               ---------------------------------------------                -------------------------------------------

WITNESS:
                   /s/C. Roger Jones
                   -----------------------------------------
                   C. Roger Jones, Non-Executive Director
                   of ADVA International


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